Exhibit 99.1

SAFEWAY INC. AND SUBSIDIARIES

Pro Forma Consolidated Financial Statements

(Unaudited)

On December 23, 2014, Safeway Inc. (“Safeway” or the “Company”) completed the sale of the shopping center and real estate development assets owned by its wholly-owned subsidiary, Property Development Centers, LLC (“PDC”), to Terramar Retail Centers, LLC for a purchase price of $830.25 million, subject to adjustment for customary prorations, an escrow holdback and other adjustments. The net proceeds paid at the closing of the sale were $758.8 million. Safeway undertook the sale of PDC in connection with the pending merger between Safeway and Albertsons. Under the merger agreement, the net proceeds from the sale of PDC will be paid to Safeway stockholders. The estimated total cash payment to Safeway stockholders for the sale of PDC is $2.45 per share, of which $2.38 is estimated to be paid at the closing of the merger. See the notes to the Pro Forma Consolidated Financial Information for additional information.

The unaudited pro forma consolidated financial information of Safeway presented on the following pages was derived from the Company’s historical consolidated financial statements and is being presented to give effect to the sale of PDC which will be accounted for as a disposition of assets. Due to leasing back certain properties, Safeway will have significant continuing involvement with a number of the properties subsequent to the sale of PDC. As a result, Safeway will defer the gain on the sale of those properties. The unaudited pro forma financial information does not purport to be indicative of the results that would have been achieved if the sale of PDC had been completed as of the dates indicated in the notes to the pro forma condensed consolidated financial statements.

The unaudited pro forma consolidated balance sheet as of September 6, 2014 assumes the disposition occurred on September 6, 2014. The unaudited pro forma condensed consolidated statements of income for each respective fiscal period reflect the sale of PDC as if the transaction was consummated on the first day of the respective fiscal year.

The pro forma adjustments are based on the best information available. Management believes these adjustments reflect the impact on the Company’s results of operations and financial position that is directly attributable to the transaction and factually supportable. The adjustments to the pro forma condensed consolidated statements of income represent the consequences that will have a continuing impact on earnings. The unaudited pro forma financial information should be read in conjunction with the historical financial information and related notes contained in the Current Report on Form 8-K filed July 22, 2014.

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

For the 36 Weeks Ended September 6, 2014

(In millions, except per-share amounts)

(Unaudited)

		Pro Forma Adjustments
	Historical	(a)	(b)	Pro Forma
Sales and other revenue	$24,652.8	$—	$—	$24,652.8
Cost of goods sold	(18,229.4)	—	—	(18,229.4)

Gross profit	6,423.4	—	—	6,423.4
Operating and administrative expense	(6,147.2)	5.5	(14.2)	(6,155.9)

Operating profit	276.2	5.5	(14.2)	267.5
Interest expense	(148.1)	1.4	(2.8)	(149.5)
Loss on extinguishment of debt	(84.4)	2.0	—	(82.4)
Loss on foreign currency translation	(111.6)	—	—	(111.6)
Other income, net	31.3	—	—	31.3

Loss before income taxes	(36.6)	8.9	(17.0)	(44.7)
Income taxes	12.2	(3.5)	6.6	15.3

Loss from continuing operations, net of tax	$(24.4)	$5.4	$(10.4)	$(29.4)
Continuing operations:
Basic loss per common share	$(0.11)			$(0.14)
Diluted loss per common share	(0.11)			(0.13)
Weighted average shares outstanding:
Basic	228.6			228.6

Diluted	230.4			230.4

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

For the Fiscal Year Ended December 28, 2013

(In millions, except per-share amounts)

(Unaudited)

		Pro Forma Adjustments
	Historical	(c)	(d)	Pro Forma
Sales and other revenue	$35,064.9	$—	$—	$35,064.9
Cost of goods sold	(25,833.4)	—	—	(25,833.4)

Gross profit	9,231.5	—	—	9,231.5
Operating and administrative expense	(8,680.0)	(53.2)	(20.5)	(8,753.7)

Operating profit	551.5	(53.2)	(20.5)	477.8
Interest expense	(273.0)	2.4	(4.0)	(274.6)
Loss on foreign currency translation	(57.4)	—	—	(57.4)
Other income, net	30.5	—	—	30.5

Income before income taxes	251.6	(50.8)	(24.5)	176.3
Income taxes	(34.5)	19.8	9.6	(5.1)

Income from continuing operations, net of tax	$217.1	$(31.0)	$(14.9)	$171.2
Continuing operations:
Basic earnings per common share	$0.90			$0.70
Diluted earnings per common share	0.89			0.69
Weighted average shares outstanding:
Basic	239.1			239.1

Diluted	241.5			241.5

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

At September 6, 2014

(In millions, unaudited)

	Historical	Pro Forma Adjustment (e)	Pro Forma
ASSETS
Current assets:
Cash and equivalents	$1,348.7	$758.8	$2,107.5
Receivables	334.1	—	334.1
Merchandise inventories	2,317.6	—	2,317.6
Income tax receivable	257.3	(70.1)	187.2
Prepaid expense and other current assets	219.7	—	219.7
Assets held for sale	61.7	—	61.7

Total current assets	4,539.1	688.7	5,227.8
Property, net	7,308.8	(465.6)	6,843.2
Goodwill	330.9	—	330.9
Investment in unconsolidated affiliate	206.2	—	206.2
Other assets	415.8	62.6	478.4

Total assets	$12,800.8	$285.7	$13,086.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of notes and debentures	$1.8	$—	$1.8
Current obligations under capital leases	72.8		72.8
Accounts payable	1,892.1	—	1,892.1
Accrued salaries and wages	362.5	—	362.5
Other accrued liabilities	567.9	—	567.9

Total current liabilities	2,897.1	—	2,897.1
Long-term debt:
Notes and debentures	2,354.8	—	2,354.8
Obligations under capital leases	388.0	—	388.0

Total long-term debt	2,742.8	—	2,742.8
Pension and post-retirement benefit obligations	459.4	—	459.4
Accrued claims and other liabilities	1,153.9	274.0	1,427.9

Total liabilities	7,253.2	274.0	7,527.2

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

At September 6, 2014

(In millions, unaudited)

	Historical	Pro Forma Adjustment (e)	Pro forma
Stockholders’ equity:
Common stock	2.4	—	2.4
Additional paid-in capital	2,022.1	—	2,022.1
Treasury stock at cost	(491.3)	—	(491.3)
Accumulated other comprehensive loss	(243.1)	—	(243.1)
Retained earnings	4,257.5	11.7	4,269.2

Total equity	5,547.6	11.7	5,559.3

Total liabilities and stockholders’ equity	$12,800.8	$285.7	$13,086.5

SAFEWAY INC. AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Description of the Transaction and Basis of Presentation The consolidated statements of income for fiscal 2013 are based upon the historical consolidated financial statements of Safeway Inc. and subsidiaries (“Safeway” or the “Company”), which were included in its Current Report on Form 8-K dated July 22, 2014. The condensed consolidated balance sheet at September 6, 2014 and the consolidated statements of income for the 36 weeks ended September 6, 2014 are based on the historical condensed consolidated financial statements of Safeway, which were included in its quarterly report on Form 10-Q for the quarterly period ended September 6, 2014. Pursuant to SEC rules and regulations, the unaudited pro forma condensed consolidated statements of income include only the portion of the historical income statements through income from continuing operations and exclude discontinued operations. The unaudited pro forma condensed consolidated statement of income for each respective fiscal period reflects the completion of the sale of PDC as if the transaction were consummated on the first day of the respective fiscal year. The unaudited pro forma consolidated balance sheet as of September 6, 2014 is prepared assuming the sale of PDC was consummated on September 6, 2014.

Pro forma Adjustments

(a)	Elimination of PDC operations for the 36 weeks ended September 6, 2014.

(b)	Certain of the PDC properties sold include stores that will be leased back to Safeway. Certain of these stores are expected to qualify for sale-leaseback accounting, and accordingly, $13.0 million of rent expense, calculated on a straight-line basis, has been included as an estimate as if these stores were leased back to Safeway as of the beginning of the fiscal year. Properties not expected to qualify for sale-leaseback accounting will be accounted for as financings and for these properties, the pro forma adjustments reflect estimated depreciation of $1.2 million and interest expense of $2.8 million.

(c)	Elimination of PDC for the fiscal year ended December 28, 2013.

(d)	Certain of the PDC properties sold include stores that will be leased back to Safeway. Certain of these stores are expected to qualify for sale-leaseback accounting, and accordingly, $18.8 million of rent expense, calculated on a straight-line basis, has been included as an estimate as if these stores were leased back to Safeway as of the beginning of the fiscal year. Properties not expected to qualify for sale-leaseback accounting will be accounted for as financings, and for these properties, the pro forma adjustments reflect estimated depreciation of $1.7 million and interest expense of $4.0 million.

(e)	Record the sale of PDC at September 6, 2014 as follows: (in millions)

Net proceeds before taxes	$758.8
Book value of assets sold, net	(465.6)

Total estimated pre-tax gain on sale of PDC assets	293.2
Build-to-suit liability	(106.2)
Deferred gain estimated due to significant leasebacks on certain properties [1]	(167.8)

Estimated gain realized before tax	19.2
Estimated income taxes [2]	(7.5)

Estimated gain realized after tax	$11.7

[1]	Included in Accrued Claims and Other Liabilities on the condensed consolidated balance sheet. The amortization of this deferred gain will reduce future rent expense; however the impact of this amortization is not reflected in the pro forma information.

[2]	The estimated tax on the sale consists of a current income tax payable of $70.1 million and a noncurrent deferred tax benefit of $62.6 million.

To determine the amount which will be initially distributed to the Safeway stockholders pursuant to the merger agreement, the gross proceeds from the sale of the PDC properties will be reduced by income taxes, certain expenses related to the transaction, the repayment of an intercompany loan to Safeway and an escrow deposit and holdbacks related to certain potential contingent obligations arising out of the sale. After these contingent obligations are fully settled, any cash released from escrow or no longer subject to a holdback will be distributed to Safeway stockholders. The estimated total cash payment to Safeway stockholders for PDC is $2.45 per share, of which $2.38 is estimated to be paid at the closing of the pending merger between Safeway and Albertsons.